Exhibit 99.1

Regional Health Properties Reports First Quarter 2020 Financial Results

ATLANTA, GA, June 16, 2020 — Regional Health Properties, Inc. (NYSE American: RHE) (NYSE American: RHEpA), a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term care, reported results for the quarter ended March 31, 2020.

Business Update

•	Successfully settled a total of two professional liability claims during the first and second quarter of 2020.

•	Continued in the Company’s capital improvement plan for our Ohio facilities. Management is encouraged by the early results and anticipates further improvements ultimately leading to higher cash rents.

Brent Morrison, Regional Health Properties’ Chief Executive Officer, stated “We applaud the extraordinary efforts of our operating partners and their staff to keep their residents safe during these unprecedented times caused by the COVID-19 pandemic. Many facilities have stopped admitting new patients in order to control the spread of COVID-19, resulting in lower occupancy rates, as operating costs are increasing from demands for protective gear and other items to boost efforts for infectious control. Fortunately, we’ve seen federal and state agencies act quickly through the CARES Act to mitigate these operating pressures so our operators have the resources they need in order to care for their residents.”

Mr. Morrison continued, “With the future status of the pandemic still unknown, we continue to see a significant long-term need for our assets. As the pandemic subsides, we anticipate facility operating results to migrate back to more normal levels.”

See the Company’s recently filed Form 10-Q for additional details on the current and potential impact of COVID-19 on our business.

Management periodically monitors a number of facility performance metrics, including rent coverages both before and after management fees. In the first quarter of 2020, the Company’s portfolio rent coverage before management fees was 1.6x and rent coverage after management fees was 1.2x. Occupancy and skilled mix for the Company’s portfolio were 76.4% and 27.8% for the first quarter of 2020, respectively. These data exclude the impact of three managed facilities located in Ohio and one facility located in North Carolina, which transitioned to a new operator on March 1, 2019.

Summary of Financial Results for the Three Months Ended March 31, 2020

Total revenues in the first quarter of 2020 decreased 16.2% to $4.5 million, from $5.4 million in the first quarter of 2019. The decrease is a result of four facilities sold during the third quarter of 2019. The Company generally recognizes all rental revenues on a straight-line rent accrual basis.

General and administrative costs decreased 5.3%, to $0.9 million for the three months ended March 31, 2020, compared to $0.9 million for the same period in 2019. For both the current and prior year periods, general and administrative costs include minimal stock-based compensation expense.

Interest expense decreased by $0.9 million, or 56.8%, to $0.7 million for the first quarter of 2020 compared to $1.7 million for the same period in 2019. The decrease is mainly due to the payoff of the Pinecone and Congressional Bank loans in the third quarter of 2019.

Net loss attributable to Regional Health Properties, Inc.’s common stockholders in the first quarter of 2020 was $2.3 million, or $1.34 per basic and diluted share, compared to a net loss of $2.1 million or $1.22 per basic and diluted share in the prior year period.

Cash at March 31, 2020, totaled $4.0 million compared to $4.4 million at December 31, 2019. Restricted cash at March 31, 2020, totaled $3.3 million compared to $3.7 million at December 31, 2019. Total debt outstanding at March 31, 2020 amounted to $55.0 million compared to $55.4 million at December 31, 2019 (net of $1.3 million and $1.4 million of deferred financing costs at March 31, 2020 and December 31, 2019, respectively).

About Regional Health Properties

Regional Health Properties, Inc. (NYSE American: RHE) (NYSE American: RHEpA) is a self-managed healthcare real estate investment company that invests primarily in real estate purposed for senior living and long-term healthcare through facility lease and sub-lease transactions.

Regional currently owns, leases or manages for third parties 24 facilities (12 of which are owned by Regional, nine of which are leased by Regional and three of which are managed by Regional for third parties).

For more information, visit www.regionalhealthproperties.com.

Important Cautions Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “expects,” “intends,” “believes,” “anticipates,” “plans,” “likely,” “will,” “seeks,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements in this press release regarding future events and developments and our future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements.

Forward-looking statements, by their nature, involve estimates, projections, goals, forecasts and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those projected or contemplated by our forward-looking statements due to various factors, including, among others: our dependence on the operating success of our operators; the significant amount of, and our ability to service, our indebtedness; covenants in our debt agreements that may restrict our ability to make investments, incur additional indebtedness and refinance indebtedness on favorable terms; the availability and cost of capital; our ability to raise capital through equity and debt financings or through the sale of assets; the effect of increasing healthcare regulation and enforcement on our operators and the dependence of our operators on reimbursement from governmental and other third-party payors; the relatively illiquid nature of real estate investments; the impact of litigation and rising insurance costs on the business of our operators; the impact on us of litigation relating to our prior operation of our healthcare properties; the effect of our operators declaring bankruptcy, becoming insolvent or failing to pay rent as due; the ability of any of our operators in bankruptcy to reject unexpired lease obligations and to impede our ability to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor’s obligations; our ability to find replacement operators and the impact of unforeseen costs in acquiring new properties; the impact of COVID-19 on our business and the business of our operators, including without limitation, the extent and duration of the COVID-19 pandemic, increased costs experienced by our operators in connection therewith, and the extent to which government support may be available to our operators to offset such costs and the conditions related thereto; and other factors discussed from time to time in our news releases, public statements and documents filed by us with the Securities and Exchange Commission from time to time, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These forward-looking statements and such risks, uncertainties and other factors speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to update or revise any forward-looking statement contained herein, to reflect any change in our expectations with regard thereto or any other change in events, conditions or circumstances on which any such statement is based, except to the extent otherwise required by applicable law.

Company Contacts	Investor Relations
E. Clinton Cain	Brett Maas
Interim Chief Financial Officer, Senior Vice President and Chief Accounting Officer	Managing Partner
Regional Health Properties, Inc.	Hayden IR
Tel (678) 368-4393	Tel (646) 536-7331
clinton.cain@regionalhealthproperties.com	brett@haydenir.com

REGIONAL HEALTH PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in 000’s)

	March 31,	December 31,
ASSETS	2020	2019
	(Unaudited)
Property and equipment, net	$54,175	$54,672
Cash	3,990	4,383
Restricted cash	3,320	3,655
Accounts receivable, net of allowance of $662 and $615	1,410	963
Prepaid expenses and other	336	249
Notes receivable	840	840
Intangible assets - bed licenses	2,471	2,471
Intangible assets - lease rights, net	340	462
Right-of-use operating lease assets	36,425	37,287
Goodwill	1,585	1,585
Lease deposits and other deposits	517	517
Straight-line rent receivable	6,954	6,674
Total assets	$112,363	$113,758

LIABILITIES AND EQUITY

Senior debt, net	$48,056	$48,415
Bonds, net	6,421	6,409
Other debt, net	509	539
Accounts payable	3,538	3,699
Accrued expenses	2,406	2,613
Operating lease obligation	38,455	39,262
Other liabilities	1,237	1,078
Total liabilities	100,622	102,015

Stockholders' equity:
Common stock and additional paid-in capital, no par value; 55,000 shares authorized; 1,688 shares issued and outstanding at
March 31, 2020 and December 31, 2019	62,004	61,992
Preferred stock, no par value; 5,000 shares authorized; 2,812 shares issued and outstanding, redemption amount $70,288
at March 31, 2020 and December 31, 2019	62,423	62,423
Accumulated deficit	(112,686)	(112,672)
Total stockholders' equity	11,741	11,743
Total liabilities and stockholders' equity	$112,363	$113,758

REGIONAL HEALTH PROPERTIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in 000’s, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues:
Rental revenues	$4,297	$5,138
Management fees	244	239
Other revenues	7	47
Total revenues	4,548	5,424
Expenses:
Facility rent expense	1,640	1,726
Cost of management fees	151	159
Depreciation and amortization	776	1,023
General and administrative expenses	877	926
Recovery for doubtful accounts	(2)	(172)
Other operating expenses	224	408
Total expenses	3,666	4,070
Income from operations	882	1,354
Other expense (income):
Interest expense, net	715	1,654
Loss on extinguishment of debt	-	333
Gain on disposal of assets	-	(690)
Other expense, net	144	7
Total other expense, net	859	1,304

Income from continuing operations before income taxes	23	50
Income tax expense	-	44
Income from continuing operations	23	6
(Loss) income from discontinued operations, net of tax	(37)	178
Net (loss) income	(14)	184
Preferred stock dividends - undeclared	(2,249)	(2,249)
Net loss attributable to Regional Health Properties, Inc.
Common Stockholders	$(2,263)	$(2,065)

Net loss per share of common stock attributable to
Regional Health Properties, Inc.
Basic and diluted:
Continuing operations	$(1.32)	$(1.33)
Discontinued operations	(0.02)	0.11
	$(1.34)	$(1.22)

Weighted average shares of common stock outstanding:
Basic and diluted	1,688	1,688

REGIONAL HEALTH PROPERTIES, INC. AND SUBSIDIARIES

SUPPLEMENTAL OPERATING METRICS (1)

	Twelve Months Ended	Twelve Months Ended	Twelve Months Ended	Twelve Months Ended
Portfolio Operating Metrics (1)	June 30, 2019	September 30, 2019	December 31, 2019	March 31, 2020
Occupancy (%)	76.7%	76.6%	76.6%	76.4%
Quality Mix (2)	27.8%	27.9%	27.9%	27.8%
Rent Coverage Before Management Fees (3)	1.48	1.44	1.54	1.59
Rent Coverage After Management Fees (3)	1.12	1.07	1.16	1.21

(1) Excludes three managed facilities in Ohio one facility located in North Carolina and transitioned on March 1, 2019.

(2) Quality Mix refers to all payor types less Medicaid.

(3) EBITDAR coverage and EBITDARM coverage include information provided by our tenants. The Company has not independently verified this information, but have no reason to believe such information to be inaccurate in any material respect.